UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2007

CryoPort, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51578	88-0313393
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

451 Atlas Street Brea, California		92821
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (714) 256-6100

 Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2007, the Company entered in to a Business Alliance Agreement (“Agreement”) with American Biologistics Company, LLC (“ABC”), an affiliate of Commodity Sourcing Group (“CSG”) a dba of VHS Group LLC, both located in Detroit, Michigan. This Agreement finalizes the process started on January 3, 2007, when the Company signed a letter of intent with CSG. This Agreement sets forth the structure by which ABC will establish a logistic platform designed to launch the CryoPort Express® One-Way Shipper System and sets the stage for ABC to obtain a licensing agreement with royalty provision for the on-going use of the Company’s technology.

A copy of the April 27, 2007 Agreement along with a copy of the January 3, 2007 letter of intent are included with this report.

10.2 Letter of Intent dated January 3, 2007, by Cryoport, Inc. and Commodity Sourcing Group

10.3 Business Alliance Agreement dated April 27, 2007 by Cryoport, Inc. and American Biologistics Company LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoPort, Inc. (Registrant)

Date: April 30, 2007	By:	/s/ Peter Berry,
Peter Berry
Chief Executive Officer, President